Exhibit 99.1

RocketFuel Receives 3.6 Million of its Shares Back in Settlement of Lawsuit

San Francisco, California, June 13, 2022 — RocketFuel Blockchain, Inc. (OTC QB: RKFL), a global provider of payment solutions via bank transfers and cryptocurrencies, announced that it settled its lawsuit against former director Joseph Page, who returned to RocketFuel 3,600,394 shares of its common stock. The shares have been returned to treasury and cancelled, resulting in a reduction in outstanding shares of over 11%. RocketFuel did not pay for the return of the shares. Mr. Page also agreed to dismiss with prejudice all of his counterclaims against RocketFuel, certain officers and directors and RocketFuel’s counsel. With the dismissal, RocketFuel no longer has any lawsuits pending against it.

“We are pleased to have settled this litigation, with the very favorable result that we have received back over 3.6 million of our shares, representing a significant percentage of our equity,” said Peter Jensen, CEO of RocketFuel. “By reducing our outstanding shares by over 11%, we believe that our shareholders are receiving an immediate increase in the equity value of the shares.”

About RocketFuel Blockchain, Inc.

RocketFuel is a global payments solution company that provides online shoppers with a simple, easy-to-use, one-click checkout process that accepts payments with bank transfers, Bitcoin, and 120+ cryptocurrencies. RocketFuel delivers a highly secure and efficient shopping cart experience with significantly low fees for merchants, along with the benefits of no chargebacks and daily settlements in USD. RocketFuel’s solution focuses on enhanced customer privacy protection eliminating the risk of a data breach while improving speed, security, and ease of use. More information about RocketFuel is available at: www.RocketFuelBlockchain.com.

Forward-Looking Statements

RocketFuel believes that this press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of these terms) may identify forward-looking statements. Such forward-looking statements, including but not limited to statements regarding the plans and objectives of management for future operations, are based on management’s current expectations and are subject to risks and uncertainties that could cause results to differ materially from the forward-looking statements. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, market acceptance of the company’s products and services; competition from existing products or new products that may emerge; the implementation of the company’s business model and strategic plans for its business and our products; estimates of the company’s future revenue, expenses, capital requirements and need for financing; current and future government regulations; and developments relating to the company’s competitors. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them. For further information on such risks and uncertainties, you are encouraged to review the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2021 and its Quarterly Report for the fiscal quarter ended December 31, 2021. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

ROCKETFUEL MEDIA CONTACT

Contact@RocketFuelBlockchain.com

INVESTOR CONTACT

Ben Yankowitz, CFO

B.Yankowitz@RocketFuelBlockchain.com